UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

The Carlyle Group L.P.

(Exact Name of Registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Pennsylvania Avenue, NW Washington, D.C.		20004-2505
(Address of principal executive office)		(Zip Code)

(202) 729-5626

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On January 22, 2018, The Carlyle Group L.P. (the “Partnership”) is posting on its website certain historical financial information relating to prior periods for which financial information has already been disclosed to reflect a change in the definition of Fee-Related Earnings (FRE), a non-GAAP financial measure utilized by the Partnership. The Partnership intends to use the new definition of FRE when presenting the Partnership’s financial results beginning with the quarter and year ended December 31, 2017. The information is accessible through the investor relations section of the Partnership’s website at ir.carlyle.com. From time to time, the Partnership uses its website as a distribution channel for financial and other important information.

In addition, the segment previously referred to as Global Market Strategies is now referred to as “Global Credit.”

The information included in this Current Report on Form 8-K is being furnished under Item 7.01, “Regulation FD Disclosure” of Form 8-K. As such, the information herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CARLYLE GROUP L.P.

By:	Carlyle Group Management L.L.C., its general partner

By:	/s/ Curtis L. Buser
Name:	Curtis L. Buser
Title:	Chief Financial Officer

Date: January 22, 2018

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